U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

THERMA-WAVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26911

(Commission File Number)

94-3000561

(I.R.S. Employer Identification Number)

1250 Reliance Way
Fremont, California

(Address of Principal Executive Officers)

94539

(Zip Code)

(510) 668-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

ITEM 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

ITEM 1.01. Entry Into a Material Definitive Agreement.

Effective July 1, 2004, Therma-Wave, Inc. (“Therma-Wave”) entered into an agreement on August 12, 2004 with KLA-Tencor Corporation (“KLA”) (such agreement is referred to herein as the “KLA Agreement”) involving a mutual exchange of intellectual property rights. The KLA Agreement provides, among others, the following provisions:

1.	KLA agrees not to assert any patent claiming a priority date prior to July 1, 2004 against Therma-Wave (or its customers) for making, using or selling a scatterometry product used for critical dimension (CD) measurement.

2.	Therma-Wave agrees not to assert any patent claiming a priority date prior to July 1, 2004 against KLA (or its customers) for making, using or selling a scatterometry product used for CD measurement.

3.	Therma-Wave agrees not to assert three of its thin film patents against KLA.

4.	Therma-Wave assigns a group of x-ray reflectometry related patents to KLA and also licenses KLA under one multi-use patent but only for use in x-ray reflectometry.

5.	During the term of the KLA Agreement, Therma-Wave agrees to pay KLA a royalty of $50,000 for each stand-alone tool shipped by Therma-Wave that uses scatterometry to perform CD measurements (a “Scatterometry Product”) and $12,500 for each integrated tool on behalf of a Scatterometry Product sold during the same annual period. These royalties are adjustable for increases in the consumer price index.

A copy of the KLA Agreement is attached as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2004	Therma-Wave, Inc.
	By:	/s/ L. Ray Christie
		Name:	L. Ray Christie
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number
Exhibit	Description
10.1	Agreement between Therma-Wave and KLA-Tencor Corporation effective as of July 1, 2004.